UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2010

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

See the description of a pending share issuance set forth under “Item 8.01. Other Events,” which is incorporated into this Item 3.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our board of directors approved, effective as of January 12, 2010, an amendment to our Bylaws set forth under “Item 8.01. Other Events,” which is incorporated into this Item 5.03 by reference. A copy of our Bylaws, as amended, is filed as Exhibit 3.1 hereto.

Item 8.01.	Other Events.

On January 15, 2010, Sequenom, Inc. announced entry into a stipulation of settlement which will resolve the class action securities lawsuits consolidated under the caption In re Sequenom, Inc. Securities Litigation, S.D. Cal. Case No. 09-CV-0921 LAB (WMc), pending in the U.S. District Court for the Southern District of California. Attorneys for Harry Stylli, Paul Hawran, Allan T. Bombard, Charles R. Cantor, Steven Owings, Harry F. Hixson, Jr., and Elizabeth Dragon, all of whom were named as defendants in the consolidated lawsuits, have also entered into the stipulation of settlement. The stipulation of settlement, a copy of which is filed as Exhibit 99.1 hereto, remains subject to preliminary and final approval by the U.S. District Court.

Subject to final approval of the stipulation of settlement by the U.S. District Court, in exchange for a release of all claims by the class members and a dismissal of the consolidated lawsuits, we have agreed (i) to pay the class members and their attorneys a total of $14 million which will be funded from insurance proceeds, (ii) to issue to the class members and their attorneys shares of our common stock, and (iii) to adopt certain corporate governance measures, including an amendment to our Bylaws to provide that at all times a majority of our directors must be independent. The number of shares of our common stock to be issued will be determined on a date to be established after final approval of the settlement by the U.S. District Court and will constitute 9.95% of the shares of our common stock outstanding post-issuance, provided that certain shares issued after entry into the stipulation of settlement, including any shares issued in a bona fide financing, in connection with a licensing, collaboration or acquisition transaction or pursuant to our currently existing equity incentive plans, will be excluded from the shares outstanding calculation. As of December 23, 2009, we had 61,693,241 shares of common stock outstanding, and if the share number had been determined as of that date, we would have been obligated to issue 6,816,743 shares of common stock pursuant to the terms of the settlement.

In connection with the approval of the stipulation of settlement, our board of directors implemented the agreed upon corporate governance measures and approved the amendment to our Bylaws.

If the settlement is approved preliminarily by the U.S. District Court, potential class members will be notified of the proposed settlement and the procedure by which they can request to be excluded from the class. The settlement will then be subject to final approval by the U.S. District Court.

2.

Following final approval of the settlement by the U.S. District Court, including a finding that the exchange of the class members’ claims for the shares of our common stock is fair, the shares will be issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this report, including statements regarding the stipulation of settlement and related matters, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with approval of the Settlement Agreement by the US District Court, ongoing litigation and investigations involving the Company, the Company’s financial position, its ability to position itself for product launches and growth and develop and commercialize new technologies and products, particularly new technologies such as noninvasive prenatal diagnostics and laboratory developed tests, reliance upon the collaborative efforts of other parties, the Company’s ability to manage its existing cash resources or raise additional cash resources, competition, intellectual property protection and intellectual property rights of others, government regulation particularly with respect to diagnostic products and laboratory developed tests, obtaining or maintaining regulatory approvals, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2008 and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Restated Bylaws, as amended, of the Registrant.
99.1	Stipulation of Settlement.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: January 15, 2010	By:	/s/ CLARKE W. NEUMANN
Clarke W. Neumann
Vice President and General Counsel

4.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Bylaws, as amended, of the Registrant.
99.1	Stipulation of Settlement.

5.